UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[ ]	Confidential, for use of the Commission
[ ]	Definitive Proxy Statement		only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

METALLINE MINING COMPANY
(Name of Registrant as Specified In Its Charter)

Merlin D. Bingham, President
(Name of Person(s) Filing Proxy Statement)

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[XX]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
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(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:[1]
(4)	Proposed maximum aggregate value of transaction:
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[ ]	Fee paid previously with preliminary materials.

[1]	Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

June 5, 2006

To Our Shareholders:

You are cordially invited to the annual meeting of Shareholders (the "Meeting") of Metalline Mining Company (the "Company") to be held at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho on Friday, July 7, 2006 at 10:00 a.m. local time.

The formal Notice of the Meeting and Proxy Statement describing the matters to be acted upon at the Meeting are contained in the following pages. Shareholders also are entitled to vote on any other matters which properly come before the Meeting.

Enclosed is a proxy which will enable you to vote your shares on the matters to be considered at the Meeting even if you are unable to attend the Meeting. Please mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Meeting.

WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING EITHER BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY AS SOON AS POSSIBLE.

Sincerely,

Merlin D. Bingham, President

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 7, 2006

June 5, 2006

To the Shareholders of Metalline Mining Company:

The Annual Meeting of Shareholders (the "Meeting") of Metalline Mining Company, a Nevada corporation (the "Company"), will be held at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho on Friday, July 7, 2006 at 10:00 a.m. local time, for the purpose of considering and voting upon proposals to:

1. Elect three directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

2.  Approve an expansion of the board to four directors and elect a fourth director to serve until the next annual meeting of shareholders or until his successor is elected and qualified.

3.  Approve an amendment to the Company's Articles of Incorporation authorizing the Company to issue 160,000,000 shares of which 150,000,000 shares shall be Common Stock, $0.01 par value, and 10,000,000 shares shall be Preferred Stock, $0.01 par value.

4.  Approve an amendment to the Company’s Articles of Incorporation to delete the requirement that shareholders must decide the maximum number of directors to hold office during the ensuing term.

5.  Approve the adoption of the Company’s 2006 Stock Option Plan.

6.  Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

The Board of Directors is not aware of any other business to come before the Meeting. Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on Wednesday, May 24, 2006 as the record date for determination of the shareholders entitled to vote at the Meeting and any adjournments thereof.

You are requested to complete and sign the enclosed proxy which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

EACH SHAREHOLDER, WHETHER OR NOT HE PLANS TO ATTEND THE MEETING, IS REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS,

Merlin D. Bingham, President and Chairman of the Board

METALLINE MINING COMPANY
1330 E. Margaret Avenue
Coeur d’Alene, Idaho 83815

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
JULY 7, 2006

June 5, 2006

To Our Shareholders:

This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Metalline Mining Company (the "Company") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") to be held at the Coeur d’Alene Inn, West 414 Appleway, Coeur d’Alene, Idaho on Friday, July 7, 2006 at 10:00 a.m. local time, and at any adjournments or postponements thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders (collectively, the "Proxy Materials") are first being mailed to shareholders beginning on or about June 5, 2006.

GENERAL INFORMATION

Solicitation

The enclosed proxy is being solicited by the Company's Board of Directors and the Company’s transfer agent, OTC Stock Transfer. The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or telegraph by directors and officers of the Company, none of whom will receive any additional compensation for such solicitations, or by OTC Stock Transfer, which will receive compensation in the amount of $________. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the proxy materials to beneficial owners of the shares.

Voting Rights and Votes Required

Holders of shares of Metalline Mining Company common stock (the "Common Stock"), at the close of business on Wednesday, May 24, 2006 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, _________ shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share.

The presence, in person or by proxy, of holders of one-third of all of the shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. Abstentions will count towards quorum requirements.

As to the election of directors under Proposal One, the proxy card being provided by the Board enables a shareholder to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without respect to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

The affirmative vote of a majority of the shares outstanding and entitled to vote on the matter is required to approve Proposals Three and Four. As to these proposals, a shareholder may: (i) vote "FOR" the proposals, (ii) vote "AGAINST" the proposals, or (iii) "ABSTAIN" with respect to the proposals.

The affirmative vote of a majority of the shares cast at the meeting and entitled to vote on the matter is required to approve Proposals Two and Five. As to these proposals, a shareholder may: (i) vote "FOR" the proposals, (ii) vote "AGAINST" the proposals, or (iii) "ABSTAIN" with respect to the proposals.

The proposed corporate actions on which the shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada General Corporation Law.

Voting and Revocability of Proxies

Shares of Common Stock represented by all properly executed proxies received at the Company's transfer agent by Monday, July 3, 2006 will be voted as specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares of Common Stock represented by such proxy will be voted "FOR" the slate of directors described herein; “FOR” adoption of the amendments to the Articles Incorporation of the Company; and “FOR” adoption of the 2006 Stock Option Plan as described herein. Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting other than as described herein. If any other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, the proxy holder named in the enclosed proxy intends to vote in his discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by (i) providing notice in writing to the Company's corporate secretary that the proxy is revoked; (ii) presenting to the Company a later-dated proxy; or (iii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 15, 2006, the number of shares of the Company’s outstanding $0.01 par value common stock beneficially owned by each of the Company’s current directors and the Company’s executive officers and the number of shares beneficially owned by all of the Company’s current directors and named executive officers as a group:

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Common Stock

Merlin D. Bingham 1330 E. Margaret Avenue Coeur d’Alene, ID 83815	President and Director	2,295,639(1)	6.7%

Roger Kolvoord 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Vice President-Business and Director	1,110,406(2)	3.2%

Wayne Schoonmaker 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Treasurer, Secretary	89,568	Less than 1.0%

Wesley Pomeroy 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Director	300,000(3)	Less than 1.0%

Terry Brown 1330 E. Margaret Ave. Coeur d’Alene, ID 83815	Vice President-Operations	302,500(4)	Less than 1.0%

All current directors and executive officers as a group (five persons)		4,098,113(5)	12.0%

(1) Includes options to acquire 1,000,000 shares of the Company’s common stock at $2.59 per share until May 1, 2016. These options do not vest until the 2006 Stock Option Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved.

(2) Includes options to acquire 750,000 shares of the Company’s common stock at $2.59 per share until May 1, 2016. These options do not vest until the 2006 Stock Option Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved.

(3) Includes options to acquire 250,000 shares of the Company’s common stock at $2.59 per share until May 1, 2016. These options do not vest until the 2006 Stock Option Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved.

(4) Includes options to acquire 250,000 shares of the Company’s common stock at $2.59 per share until May 1, 2016. These options do not vest until the 2006 Stock Option Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved.

(5) Includes securities reflected in footnotes 1 - 4.

b)	Security Ownership of Certain Beneficial Owners

In addition to the security ownership of the Company’s officers and directors, the following table sets forth as of May 15, 2006, the number of shares of the Company’s Common Stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company’s outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Britannia Holdings King’s House The Grange St. Peter Port Guernsey Channel Islands	2,769,000	8.12%
__________

MANAGEMENT

Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

The following table sets forth the names and ages of all executive officers and directors whose terms will not expire prior to the annual meeting, and all persons nominated to serve as directors and the positions and offices that each person hold with the Company:

Name of Director or Officer and Position in the Company	Officer or Director Since	Age	Office(s) Held and Other Business Experience

Merlin Bingham President and Chairman of the Board of Directors	1996	72

Since October 1996, Mr. Bingham has been the President and Chairman of the Board of Directors of the Company. From 1963 to 1983 Mr. Bingham worked in exploration for mining and oil companies in the western U.S. and Alaska, Zambia, the United Arab Emirates, Ecuador and Mexico. From 1983 to 1996, Mr. Bingham has been a consulting geologist. Mr. Bingham received a B.S. degree in Mineralogy from the University of Utah in 1963

Name of Director or Officer and Position in the Company	Officer or Director Since	Age	Office(s) Held and Other Business Experience

Roger Kolvoord, Vice President and Director	Director since 2002; Officer since 2003	66
Dr. Kolvoord has been a director of the Company since August 2002 and was appointed Vice President, Business in April 2003. Dr. Kolvoord has a B.S. degree in geology from the University of Michigan, a M.S. in Mineralogy form the University of Utah, and a Ph.D. in geochemistry from the University of Texas at Austin. He worked in exploration and exploration research for Kennecott Copper Company, Ranchers Exploration and Development Corporation, and ARCO, and operated a services company providing field services to oil and gas and mining companies. He has extensive mining and energy exploration experience. He was a manager with the Boeing Company for 14 years, working mainly in program management and new business development capacities in information systems and in remote sensing and geospatial information (mapping) ventures. An Associate Technical
Fellow of the Boeing Company, he returned to private consulting practice in 2000. Mr. Kolvoord is an active member of the American Association of Petroleum Geologists and the Society of Mining Engineers. He resides in the Puget Sound region of Washington.

Name of Director or Officer and Position in the Company	Officer or Director Since	Age	Office(s) Held and Other Business Experience

Wesley Pomeroy, Director (1), (2), (3)	2005	51
Mr. Pomeroy was appointed to the Board of Directors in September 2005 to fill an existing vacancy. Mr. Pomeroy is currently President of The Joe Dandy Mining Company, which has had gold properties in Cripple Creek, Colorado since 1887. He is a member of the Front Range Oil and Gas LLC and the POMOCO LLC (Pomeroy Oil Company). He is also currently a consulting geologist with Vortex Petroleum Inc. and has been associated since 1977 with various exploration and oil and gas companies. Also since 1977 Mr. Pomeroy has been a member in good standing of the American
Association of Petroleum Geologists and the Rocky Mountain Association of
Geologists. Mr. Pomeroy received a Bachelor of Science degree in geology from Colorado State University in 1977 and an MBA from the University of Colorado in 1990. Mr. Pomeroy is registered Professional Geologist PG-2858 for the State of Wyoming. He resides in the Denver, Colorado area.

Name of Director or Officer and Position in the Company	Officer or Director Since	Age	Office(s) Held and Other Business Experience

Terry Brown, Vice President-Operations	2005	46
Mr. Brown was appointed Vice President-Operations in September 2005. Mr. Brown has 22 years experience in the mining industry in the United States, Mexico and Chile and has most recently been active as a consulting geologist in Mexico. His background is in exploration and project management, mine development and feasibility studies, and mining operations. Mr. Brown is a Certified Professional Geologist and is a member of the American Institute of Professional Geologists and the Society of Economic Geologists. He received a Bachelor of Science degree in geology from the New Mexico Institute of Mining & Technology in 1983. Mr. Brown resides in Chihuahua, Mexico.

Wayne Schoonmaker, Treasurer and Secretary	1997	68
Mr. Schoonmaker was appointed Secretary & Treasurer of the Company in August 1997 and has held that position since that time. He is also currently Secretary & Treasurer of Hanover Gold Company, Inc. of Spokane, Washington and Secretary & Treasurer and Director of Independence Lead Mines Company of Wallace, Idaho. During the period of 1979 through 1993, Mr. Schoonmaker was employed at Asarco Incorporated as Chief Accountant of the Troy Mine and as Financial Manager of Asarco's Northwest Mining Department. From July 1978 to December 1978, Mr. Schoonmaker was Assistant Treasurer of the Bunker Hill Mining Company, and from 1964 to 1978, he was Assistant Secretary of Hecla Mining Company. Mr. Schoonmaker received a Bachelor of Science degree in Accounting from the University of Montana in 1962 and an MBA from the University of Idaho in 1987. Mr. Schoonmaker is a Certified Public Accountant in the states of Idaho and Montana.

Name of Director or Officer and Position in the Company	Officer or Director Since	Age	Office(s) Held and Other Business Experience

Robert Kramer, Director (1), (2), (3)	Nominated 2006	60
Robert Kramer, C.A., C.P.A. is nominated to the Board of Directors as part of this proxy statement. Mr. Kramer is the co-founder and Chief Executive Officer of Current Technology Corporation (OTCBB:CRTCF). The company was formed in 1987 to research, develop and commercialize electrotherapeutic products for the treatment of hair loss. An entrepreneur by nature, with a particular interest in the financial sector, he has been a founder/principal of a number of private companies offering commercial mortgages, venture capital and tax driven investments. Prior to co-founding Current Technology, he was a joint venture partner in an enterprise that raised funding for approximately 20 public mining companies conducting exploration activities in Western Canada. A graduate of the University of California, Berkeley with a degree in economics, Mr. Kramer has been a member of the Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia for over 30 years. In 2000, he earned his designation as a Certified Public Accountant in the State of Illinois. In 2005 he was admitted as a Fellow to The Institute of Chartered Securities and Administrators.

Except as indicated in the above table, no director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(1)	Mr. Pomeroy is the only member of the Audit Committee. Mr. Kramer will also be a member if he is elected to the Board of Directors.
(2)	Mr. Pomeroy is the only member of the Nominating Committee. Mr. Kramer will also be a member if he is elected to the Board of Directors.
(3)	Mr. Pomeroy is the only member of the Compensation Committee. Mr. Kramer will also be a member if he is elected to the Board of Directors.

Meetings of the Board and Committees

The Company's Board of Directors held ______ meetings during the Company's year ended October 31, 2005, and _____ additional meetings through the date of this Proxy Statement. Such meetings consisted of consent Directors' minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. The Company does not have a formal policy with regard to board members' attendance at annual meetings, but encourages them to attend shareholder meetings. All Board members attended each meeting of the Directors during the past fiscal year.

There is no arrangement or understanding between any Director and any other person pursuant to which any person was selected as a Director.

Directors of the Company are not paid for their services as such. The directors are reimbursed for all expenses incurred by them in attending board meetings.

Committees

 Audit Committee: The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has adopted a written charter for the audit committee, which is available on our website at www.metalin.com. The audit committee did not hold any meetings through the Record Date.

The Audit Committee’s responsibility is to monitor and oversee management’s internal controls and financial reporting process, and the Company’s independent accountants. The following generally describes the functions performed by the audit committee:

• reviews and discusses audited financial statements with management and the independent accountants;

• discusses with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and

• receives the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discusses with the independent accountant the accountant's independence.

Nominating Committee: Our Nominating Committee oversees the process by which individuals may be nominated to our board of directors. Our Nominating Committee's charter, which is available on our website at www.metalin.com, was adopted by the board of directors on May 1, 2006.

The functions performed by the Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders.

The Nominating Committee considers nominees proposed by our shareholders. To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidate's name by delivering notice in writing to Metalline Mining Company, c/o  Burns, Figa and Will, P.C., 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO 80111, USA.

A shareholder nomination submitted to the Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in this proxy statement under the heading "Proposal From Shareholders" as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i).	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation;
(ii).
The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly;

(iii).
The name, address, telephone number, fax number and e-mail address of the person being recommended to the nominating committee to stand for election at the next annual meeting (the "proposed nominee") together with information regarding such person's education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years, and other relevant information.

(iv).	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K. (v)
(v).
Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item

401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of Regulation S-K).

(vi).	Information regarding the share ownership of the proposed nominee required by Item 403 of Regulation S-K.
(vii).	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of Regulation S-K.
(viii).	The signed consent of the proposed nominee in which he or she
a.	consents to being nominated as a director of the Company if selected by the nominating committee,
b.	states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement;
c.	states whether the proposed nominee is "independent" as defined by Section 121A of the American Stock Exchange Company Guide; and
d.	attests to the accuracy of the information submitted pursuant to paragraphs (i), (ii), (iii), (iv), (v), (vi), and (vii), above.

Although the information may be submitted by fax, e-mail, mail, or courier, the nominating committee must receive the proposed nominee's signed consent, in original form, within ten days of making the nomination.

When the information required above has been received, the Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs.

The process for evaluating a director nominee is the same whether a nominee is recommended by a shareholder or by an existing officer or director. The Nominating Committee will:

1. Establish criteria for selection of potential directors, taking into consideration the following attributes which are desirable for a member of our Board of Directors: leadership; independence; interpersonal skills; financial acumen; business experiences; industry knowledge; and diversity of viewpoints. The Nominating Committee will periodically assess the criteria to ensure it is consistent with best practices and the goals of the Company.
2. Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership.
3. Receive and evaluate nominations for Board membership which are recommended by existing directors, corporate officers, or shareholders in accordance with policies set by the Nominating Committee and applicable laws.

The Nominating Committee has held no formal meetings and has taken one action by unanimous written consent through the Record Date. On May 1, 2006 by unanimous consent the Nominating Committee nominated the three directors currently serving on our board of directors to stand for reelection. The Nominating Committee also nominated Robert Kramer to serve as the fourth director on our board of directors.

Compensation Committee: On May 1, 2006, our Board of Directors adopted a Compensation Committee charter, which is available on our website at www.metalin.com. The Compensation Committee has not held any meetings through the Record Date. The Compensation Committee has the authority to establish or recommend to the Board of Directors for determination the compensation of our chief executive officer and our other executive officers.

Code of Ethics: On May 1, 2006, our Board of Directors adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist our directors, officers, and employees in complying with both our corporate policies and with the law and is posted at our website: www.metalin.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Officers and Directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission ("SEC"). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company's year ended October 31, 2005 there were no Directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5.

EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

The following table sets out the compensation received for the fiscal years October 31, 2005, 2004 and 2003 in respect to each of the individuals who were the Company's chief executive officer at any time during the last fiscal year and the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

FISCAL YEAR COMPENSATION					LONG TERM COMPENSATION
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bon-us ($)	Other Annual Compensation	Securities Underlying Option/SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts ($)	All other Compensation ($)

Merlin Bingham, President	2005 2004 2003	$201,563 $101,563 $33,854	$0 $0 $0	0 60,938(1) 135,417(1)	0 0 0	0 0 0	0 0 0	0 0 0

Roger Kolvood, Vice President	2005 2004 2003	$81,250 $118,750 $33,854	$0 $0 $0	0 74,479(1) 155,729(1)	0 0 0	0 0 0	0 0 0	0 0 0

Wayne Schoonmaker, Secretary, Treasurer	2005 2004 2003	$20,250 $20,250 $8,438	$0 $0 $0	0 18,563(1) 35,438(1) 10,125(1)	0 0 0	0 0 0	0 0 0	0 0 0

Terry Brown, Vice President	2005 2004 2003	$56,160 $0 $0	$0 $0 $0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

(1)	Represents the value of shares of the Company’s common stock issued as compensation for services rendered, based on the fair market value of such shares on the date of issuance.

Agreements with Management

The Company receives rent-free office space in Coeur d'Alene, Idaho from its president. The value of the space is not considered materially significant for financial reporting purposes. The Company also has given $9,560 in cash advances for travel to two of its officers at October 31, 2005 under an accountable plan per IRS Regulation Section 1.62.

There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.

Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Fiscal Year.

During the fiscal year ended October 31, 2005, the Company did not grant common stock options.

Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values.

The following table sets forth information on unexercised options at October 31, 2005. None of the executive officers exercised any stock option during fiscal 2005.

AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES.

	Number of Securities Underlying Unexercised Options/SARs at FY End (#)		Value ofUnexercised Options/SARs atFY-End ($)
Name	Exercisable (#)	Unexercisable	Exercisable	Unexercisable
Merlin Bingham	100,000	0	0	0
Roger Kolvoord	100,000	0	0	0
Wayne Schoonmaker	50,000	0	0	0

(1) Because there was no positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company's common stock on October 31, 2005 ($0.83), none of the options were in-the-money.

Compensation of Directors.

The Directors of the Company have historically not been compensated for their services, although the Company may determine to provide compensation as greater duties are assigned to directors. In addition, no pension or retirement benefit plan has been instituted by the Company and none is proposed at this time and there is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.

Benefit Plans.

The Company's shareholders approved a Qualified Stock Option Plan at the annual meeting of shareholders held March 1, 2001. During the years ended October 31, 2001 and 2002, options for 350,000 shares and 100,000 shares, respectively, were granted to officers and directors of the Company. There were no options granted during the years ended October 31, 2003, 2004 and 2005. Options for 100,000 shares granted to Daniel E. Gorski expired upon his upon his resignation in September 2004.

The Company’s Board of Directors approved the 2006 Stock Option Plan on May 1, 2006, under which a maximum of 5,000,000 shares of common stock will be reserved to be issued upon the exercise of options or the grant of stock bonuses if the Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved. As of May 15, 2006, options to acquire 2,750,000 shares were outstanding under the Plan; provided however, that the options do not vest until the Plan (Proposal Five) and the increase in authorized common stock (Proposal Three) are approved.

Repricing of Options.

None

Transactions with Management and Others and Certain Business Relationships

The Company receives rent-free office space in Coeur d'Alene, Idaho from its president. The value of the space is not considered materially significant for financial reporting purposes. The Company also has given $9,560 in cash advances for travel to two of its officers at October 31, 2005 under an accountable plan per IRS Regulations.

Other than the transactions stated above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since its inception in August 1993, or in any proposed transaction, which has materially affected or will affect the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

We have selected Williams & Webster, P.S. to continue to serve as our independent registered public accounting firm. Representatives of Williams & Webster are not expected to be present at the annual meeting.

Audit Fees.

The aggregate fees and expenses billed by Williams & Webster, P.S. for professional services rendered for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's periodic reports filed with the SEC on Forms 10-Q, were $18,409 and $21,647 for the fiscal years ended October 31, 2004 and 2005, respectively.

Audit-Related Fees.

There were no fees billed by Williams & Webster, P.S. for audit related services rendered during fiscal 2004 and 2005.

Tax Fees.

No fees were billed to us by Williams & Webster, P.S., for tax compliance or tax advice

All Other Fees

No fees were billed to us by Williams & Webster, P.S., for any other fees.

Our principal accountant (through its full time employees) performed all work regarding the audit of our financial statements for the most recent fiscal year.

No pre-approval was required under "Tax Fees" and "All Other Fees" as no services were performed by Williams & Webster, P.S., and no fees incurred.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors is nominating the three current Directors for reelection to serve for a one year term or until their successors are elected and qualified.

Nominees for Election of Directors

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the three nominees for Director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Merlin Bingham, Roger Kolvoord, and Wesley Pomeroy will each hold office a term of one year, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

The Board of Directors recommends a vote "FOR" the election of Messrs. Bingham, Kolvoord, and Pomeroy . Unless otherwise specified, the enclosed proxy will be voted "FOR" the election of the Board of Directors' slate of nominees. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause any nominee to be unavailable to serve as a Director.

PROPOSAL TWO
EXPANSION OF THE BOARD AND ELECTION OF FOURTH DIRECTOR

The Board of Directors approves and recommends to the shareholders that the Board of Directors be expanded to four directors and the Board nominates Robert Kramer as the fourth director. The number of Directors on the Company's Board of Directors has been established under Article 5 of the Company’s Articles of Incorporation between three and nine, and the shareholders determine the maximum number of directors to hold office for the ensuing term. Therefore, the shareholders must first approve the expansion of the Board to four directors and then vote for a fourth director.

Nominee for Election of Fourth Director

The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the expansion of the board and for Robert Kramer as the fourth director. If, at the time of the Meeting, Mr. Kramer shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee, if any, as they determine in their sole discretion. If elected, Mr. Kramer will each hold office a term of one year, until his successor is duly elected or appointed or until his earlier death, resignation or removal.

The Board of Directors recommends a vote "FOR" the expansion of the Board to four directors and the election of Mr. Kramer. Unless otherwise specified, the enclosed proxy will be voted "FOR" the expansion of the Board and the election of Mr. Kramer as the fourth director. Neither Management nor the Board of Directors of the Company is aware of any reason which would cause Mr. Kramer to be unavailable to serve as a Director.

PROPOSAL THREE
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF
SHARES OF AUTHORIZED COMMON STOCK AND
TO AUTHORIZE PREFERRED STOCK

The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 50,000,000 shares to 150,000,000 shares, and to authorize 10,000,000 shares, $0.01 par value, of Preferred Stock.

The amendment to Article 4, Capitalization, of the Articles of Incorporation will read as follows:

No. 4
CAPITALIZATION

The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 160,000,000 shares, of which 10,000,000 shares shall be shares of Preferred Stock, par value $0.01 per share, and 150,000,000 shares shall be shares of Common Stock, $0.01 par value per share.

Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Nevada General Corporation Law by the Board of Directors.

Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends on the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

Background and Discussion of Proposed Amendment

The proposed increase in the authorized Common Stock and to authorize Preferred Stock has been recommended by the Board of Directors to ensure that an adequate supply of authorized unissued shares is available for general corporate needs. With respect to the Company's authorized capital: (i) 34,105,724 shares of Common Stock were outstanding on May 15, 2006; (ii) an additional 5,000,000 shares of authorized Common Stock have been reserved for issuance under the Company’s option plans if the increase in authorized common stock and Proposal Five are approved; (iii) approximately 15,596,037 shares of authorized common stock have been reserved for issuance upon exercise of warrants and options. The Company does not have any Preferred Stock authorized. The additional authorized shares of Common Stock may be used for additional options and warrants, for raising additional capital for the operations of the Company or acquiring other businesses, and may also be used for such purposes as future stock dividends or stock splits. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock, other than pursuant to the exercise of options or warrants. Such shares would be available for future issuance without further action by the shareholders, unless required by the Company's Articles of Incorporation or Bylaws or by applicable law.

Anti-Takeover Effects. The issuance of additional shares of Common Stock and Preferred Stock by the Company may also potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various actions, such as a merger or removal of management. The increase in authorized shares of Common Stock and the authorization to issue Preferred Stock have not been proposed for an anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of its Common Stock or Preferred Stock.

Dilutive Effects. The authorization and subsequent issuance of additional shares of Common Stock and Preferred Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The actual effect on the holders of Common Stock cannot be ascertained until the shares of Common Stock are issued in the future. However, such effects might include dilution of the voting power and reduction of amounts available on liquidation.

Preferred Stock. The 10,000,000 shares of Preferred Stock may be issued in series from time to time with such designations, rights, preferences and limitations as the Company’s Board of Directors may determine by resolution. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the Company’s Common Stock. The rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any of the Preferred Stock that may be issued in the future. Issuance of a series of Preferred Stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of Common Stock and make removal of the Board of Directors more difficult. The Company has no shares of Preferred Stock currently authorized, and the Company has no present plans to issue any shares of Preferred Stock.

Vote Required and Recommendation of Board

Proposal Three requires the affirmative vote of a majority of the shares outstanding. The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to the Articles of Incorporation.

PROPOSAL FOUR
AMENDMENT TO THE ARTICLES OF INCORPORATION
TO DELETE REQUIREMENT THAT SHAREHOLDERS
DETERMINE NUMBER OF DIRECTORS

The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to delete the requirement that shareholders decide the maximum number of directors to hold office during the ensuing term.

The amendment to Article 5, Governing Board, of the Articles of Incorporation will read as follows:
No. 5
GOVERNING BOARD

This Corporation shall be governed by at least three (3) directors and not more than nine (9) directors. The directors shall be elected at the annual meetings or any special meeting of the stockholders called for the purpose of electing directors, the holder of each share of stock of this corporation shall have one vote and a plurality of the votes cast at the election shall decide the persons to hold such directorships.

The Board of Directors during a term may decrease in number by the resignation or death of one or more members, but the maximum number of directors cannot be increased. The majority of the surviving directors, in the case of a vacancy by resignation or death, may appoint a person or persons to fill a vacancy or vacancies.

Discussion of Proposed Amendment

The proposed amendment to delete the requirement that shareholders determine the number of directors for the ensuing term has been recommended by the Board of Directors to ensure that the Board has flexibility during the corporate year to respond to the Company’s managerial needs. The Board of Directors is more familiar with the Company’s affairs, and from time to time, the Board may determine that another director is necessary to manage the Company more adequately and efficiently. For example, the Company intends to file a listing application with a senior stock exchange. Any senior stock exchange listing would require the Company to have at least 50% of its board comprising of independent directors. Moreover, a senior exchange listing would require adding directors with financial expertise. The Board’s ability to restructure itself to respond to corporate changes during the year is severely limited by the provision that requires shareholder approval for any adjustment to the number of directors.

If the proposed amendment is approved, the Board will have the flexibility to determine the number of directors, a number that cannot be less than three and no greater than nine, in a timely manner. At this time, the Board has no present plans to increase the number of directors beyond four.

Vote Required and Recommendation of Board

Proposal Four requires the affirmative vote of a majority of the shares outstanding. The Board of Directors recommends that shareholders vote "FOR" the proposed amendment to the Articles of Incorporation.

PROPOSAL FIVE
ADOPTION OF 2006 STOCK OPTION PLAN

On May 1, 2006, the Board of Directors of the Company adopted the 2006 Stock Option Plan (the "Plan"), under which a maximum of 5,000,000 shares of common stock will be reserved to be issued upon the exercise of options ("Options") or the grant of stock bonuses ("Bonuses") if the Plan and the increase in authorized common stock (Proposal Three) are approved. Adoption by the Board of Directors is contingent upon obtaining Shareholder approval. The Plan includes two types of Options. Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") are referred to as "Incentive Options." Options which are not intended to qualify as Incentive Options are referred to as "Non-Qualified Options." Bonuses, which may also be granted under the Plan, are the outright issuance of shares of Common Stock.

Shareholder approval of the Plan is sought: (i) to satisfy the contingency to the Board's adoption of the Plan; (ii) to permit the issuance of Options which will qualify as Incentive Options pursuant to the Code; and (iii) to comply with Section 711 of the American Stock Exchange Company Guide (in the event we become a listed company on the American Stock Exchange), which requires shareholder approval of equity compensation plans in which officers, directors, employees, or consultants may participate.

Options or bonuses may be granted under the 2006 Stock Option Plan prior to approval by the shareholders.

The Plan is intended to provide incentives to officers, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also will help to align the interests of our management and employees with the interests of shareholders. The terms of the Plan concerning the Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive Incentive Options. Non-Qualified Options may be granted to employees, officers and consultants of the Company.

The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Qualified Options that may be granted reduces the number of Bonuses which may be granted, and vice versa.

Administration of the Plan

The Plan is administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Committee”). In addition to determining who will be granted Options or Bonuses, the Committee has the authority and discretion to determine when Options and Bonuses will be granted and the number of Options and Bonuses to be granted. The Committee also may determine a vesting and/or forfeiture schedule for Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee may determine the purchase price of the shares of common stock covered by each Option and determine the Fair Market Value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

Eligibility

Participants in the Plan may be selected by the Committee from employees and officers of, and consultants and advisors to, the Company and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plan. As of the Record Date, there are approximately ___ employees (including three officers) who are eligible to participate in the Plan.

The grant of Options or Bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient's employment, although a specific grant of Options or Bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the Bonuses or Options.

Adjustment

In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Bonuses and in the exercise price and in the number of shares subject to each outstanding Option. The Committee also may make provisions for adjusting the number of Bonuses or underlying outstanding Options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock. Options and Bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee.

Other Provisions

The exercise price of any Option granted under the Plan must be no less than 100% of the "fair market value" of our Common Stock on the date of grant. Any Incentive Stock Option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant.

The exercise price of an Option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

Income Tax Consequences of the Plan

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients provided by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold within two years after the grant of the Option and is not sold within one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. We will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options. The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Code for Incentive Options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he or she is granted a Non-Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as compensation and will be subject to income tax withholding by the Company (if any employee) or self-employment tax (if a non-employee). Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, we will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee (provided that the we effect withholding with the respect to the deemed compensation if the Optionee is an employee).

With respect to Bonuses, generally, a grantee will recognize as ordinary income the fair market value of the Bonuses as of the date of receipt. If the grantee is an employee, then the grant is compensation and will be subject to income tax withholding by us (if an employee) or self-employment tax (if a non-employee).

Vote Required and Recommended

Proposal Five requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the meeting.

The Board of Directors of the Company recommends that shareholders vote “FOR” the proposal to adopt the Plan. Unless otherwise specified, the enclosed proxy will be voted "FOR" the adoption of the Plan described in this Proposal. The Plan provides a means of compensating recipients without utilizing our cash resources. Moreover, the Board of Directors believes that the Plan will better align the interests of our employees, officers, consultants and advisors with the interests of our shareholders by providing for increased share ownership which will provide an additional incentive for those persons to work for the success of the Company and to maximize shareholder value. In addition, the Board of Directors believes that the Plan provides an incentive for those persons to put forth maximum efforts for our success in order to maximize the value of the compensation provided to them through the Bonuses and Options.
ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company's 2005 Annual Report on Form 10-KSB for the year ended October 31, 2005 and its Form 10-QSB for the quarter ended January 31, 2006.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the shareholders for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holder named in the enclosed proxy to vote in his discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to Metalline Mining Company, Attention: Corporate Secretary, 1330 E. Margaret Avenue, Coeur d’Alene, Idaho 83815 and we must receive the proposals by January 31, 2007. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that shareholders forward such proposals by Certified Mail-Return Receipt Requested. After January 31, 2007, any shareholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

METALLINE MINING COMPANY
Merlin Bingham, President